CB&I Reports Strong 2013 Second Quarter Results

THE WOODLANDS, Texas, July 30, 2013 /PRNewswire/ -- CB&I (NYSE: CBI) today reported net income for the second quarter of $106.0 million, or $0.98 per diluted share, including the after tax impact of acquisition-related costs of $6.3 million, or $0.06 per diluted share. Revenue for the second quarter was $2.9 billion with new awards of $2.5 billion, resulting in a backlog of $24.5 billion.

"I am pleased to report that CB&I delivered strong execution in the second quarter," said Philip K. Asherman, President and CEO. "The company continued to deliver growth in revenue and income from operations. Revenue was up 119% from $1.3 billion in the second quarter 2012, and adjusted income from operations was $195.4 million, up 87% from the comparable period last year. CB&I reported second quarter adjusted earnings per share of $1.04."

"Our operational execution and financial performance have been trending as expected, and the market momentum continues but with timing of anticipated major EPC awards and delays due to governmental approvals, we have adjusted our new awards guidance for the year, and maintain our guidance for revenue and adjusted earnings per share," continued Asherman.

CB&I's updated guidance for 2013 is:

New Awards:	$11.0 - $15.0 billion

Revenue:	$10.7 - $11.2 billion

Adjusted Earnings per Share:	$4.00 - $4.35

Earnings Conference Call

CB&I will host a webcast on July 30 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss financial and operating results, and answer questions from investors. The webcast will be available on the Investor Relations page of www.CBI.com.

About CB&I

CB&I (NYSE: CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. Drawing upon more than a century of experience and the expertise of approximately 50,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.CBI.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2012, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012

Revenue	$ 2,850,791	$ 1,299,529	$ 5,102,220	$ 2,500,796
Cost of revenue	2,553,700	1,140,644	4,558,985	2,188,647

Gross profit	297,091	158,885	543,235	312,149
% of Revenue	10.4%	12.2%	10.6%	12.5%

Selling and administrative expense	92,897	52,392	186,865	115,624
% of Revenue	3.3%	4.0%	3.7%	4.6%

Intangibles amortization	16,083	6,037	25,271	12,129
Equity earnings	(5,918)	(4,010)	(10,403)	(5,810)
Other operating income, net	(1,367)	(173)	(1,664)	(238)
Acquisition-related costs	9,964	1,500	71,220	1,500

Income from operations	185,432	103,139	271,946	188,944
% of Revenue	6.5%	7.9%	5.3%	7.6%

Interest expense	(20,757)	(2,831)	(43,503)	(4,943)
Interest income	1,998	2,288	3,869	4,475

Income before taxes	166,673	102,596	232,312	188,476

Income tax expense	(46,973)	(29,752)	(69,740)	(54,658)

Net income	119,700	72,844	162,572	133,818

Less: Net income attributable to noncontrolling interests	(13,657)	(524)	(22,921)	(2,011)

Net income attributable to CB&I	$ 106,043	$ 72,320	$ 139,651	$ 131,807

Net income attributable to CB&I per share:
Basic	$ 0.99	$ 0.75	$ 1.34	$ 1.36
Diluted	$ 0.98	$ 0.74	$ 1.32	$ 1.34

Weighted average shares outstanding:
Basic	107,056	96,401	104,444	96,829
Diluted	108,392	97,632	105,963	98,442

Cash dividends on shares:
Amount	$ 5,363	$ 4,832	$ 10,708	$ 9,717
Per Share	$ 0.05	$ 0.05	$ 0.10	$ 0.10

Non-GAAP Supplemental Information
(amounts adjusted to exclude Shaw acquisition-related transaction costs) (1)

Adjusted income from operations	$ 195,396	$ 104,639	$ 343,166	$ 190,444
Adjusted % of Revenue	6.9%	8.1%	6.7%	7.6%

Adjusted net income attributable to CB&I	$ 112,321	$ 73,288	$ 197,177	$ 132,775
Adjusted net income attributable to CB&I per share (diluted)	$ 1.04	$ 0.75	$ 1.86	$ 1.35

(1)

The exclusion of Shaw acquisition-related transaction costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See Reconciliation of Non-GAAP Supplemental Information table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012

		% of Total		% of Total		% of Total		% of Total
NEW AWARDS (1)
Engineering, Construction and Maintenance	$ 1,526,014	61%	$ 1,350,101	74%	$ 2,526,464	57%	$ 2,505,496	71%
Fabrication Services	493,431	20%	168,167	9%	1,201,137	27%	579,090	16%
Technology	107,394	4%	311,493	17%	260,142	6%	440,536	13%
Government Solutions	386,948	15%	-	0%	471,993	10%	-	0%
Total	$ 2,513,787		$ 1,829,761		$ 4,459,736		$ 3,525,122

		% of Total		% of Total		% of Total		% of Total
REVENUE
Engineering, Construction and Maintenance	$ 1,660,979	58%	$ 759,817	58%	$ 3,091,114	61%	$ 1,469,598	59%
Fabrication Services	675,471	24%	451,062	35%	1,170,519	23%	842,495	34%
Technology	161,300	6%	88,650	7%	312,782	6%	188,703	7%
Government Solutions	353,041	12%	-	0%	527,805	10%	-	0%
Total	$ 2,850,791		$ 1,299,529		$ 5,102,220		$ 2,500,796

		% of Revenue		% of Revenue		% of Revenue		% of Revenue
INCOME FROM OPERATIONS
Engineering, Construction and Maintenance	$ 81,473	4.9%	$ 36,035	4.7%	$ 144,685	4.7%	$ 63,455	4.3%
Fabrication Services	66,895	9.9%	46,388	10.3%	111,919	9.6%	82,174	9.8%
Technology	36,364	22.5%	22,216	25.1%	71,906	23.0%	44,815	23.7%
Government Solutions	10,664	3.0%	-	0.0%	14,656	2.8%	-	0.0%
Total operating groups	$ 195,396	6.9%	$ 104,639	8.1%	$ 343,166	6.7%	$ 190,444	7.6%
Acquisition-related costs	(9,964)		(1,500)		(71,220)		(1,500)
Total	$ 185,432	6.5%	$ 103,139	7.9%	$ 271,946	5.3%	$ 188,944	7.6%

(1)	New awards represents the value of new project commitments received by the Company during a given period.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2013	2012
ASSETS

Current assets	$ 3,584,835	$ 2,721,555
Equity investments	96,042	97,267
Property and equipment, net	801,889	285,871
Goodwill and other intangibles, net	3,979,221	1,093,019
Other non-current assets	216,724	131,963

Total assets	$ 8,678,711	$ 4,329,675

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and revolver borrowings	$ 356,500	$ -
Other current liabilities	3,930,257	1,772,522
Long-term debt	1,675,000	800,000
Other non-current liabilities	630,032	360,843

Shareholders' equity	2,086,922	1,396,310

Total liabilities and shareholders' equity	$ 8,678,711	$ 4,329,675

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Six Months
	Ended June 30,
	2013	2012
CASH FLOWS

Cash flows from operating activities	$ (300,742)	$ 28,794
Cash flows from investing activities	(1,826,975)	(33,050)
Cash flows from financing activities	1,939,717	(111,813)
Effect of exchange rate changes on cash and cash equivalents	(28,786)	(2,914)

Decrease in cash and cash equivalents	(216,786)	(118,983)
Cash and cash equivalents, beginning of the year	643,395	671,811
Cash and cash equivalents, end of the period	$ 426,609	$ 552,828

OTHER FINANCIAL DATA

Increase in receivables, net	$ (205,458)	$ (127,796)
Change in contracts in progress, net	(221,071)	(66,746)
Increase in inventory	(13,709)	(7,106)
(Decrease) increase in accounts payable	(97,355)	33,159
Change in contract capital	$ (537,593)	$ (168,489)

Depreciation and amortization	$ 79,170	$ 33,403
Capital expenditures	$ 40,867	$ 34,187

	June 30, 2013	December 31, 2012
Backlog (1)	$ 24,493,372	$ 10,928,818

(1)	Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012

Adjusted income from operations

Income from operations	$185,432	$103,139	$271,946	$188,944
Acquisition-related costs	9,964	1,500	71,220	1,500

Adjusted income from operations	$195,396	$104,639	$343,166	$190,444
Adjusted % of Revenue	6.9%	8.1%	6.7%	7.6%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$106,043	$ 72,320	$139,651	$131,807
Acquisition-related transaction costs, net of tax (1)	6,278	968	57,526	968

Adjusted net income attributable to CB&I	$112,321	$ 73,288	$197,177	$132,775

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$ 0.98	$ 0.74	$ 1.32	$ 1.34
Acquisition-related transaction costs, net of tax (1)	0.06	0.01	0.54	0.01

Adjusted net income attributable to CB&I	$ 1.04	$ 0.75	$ 1.86	$ 1.35

(1)

The three and six month periods ended June 30, 2013 include $9,964 and $71,220 of acquisition-related costs, respectively, and the six month period ended June 30, 2013 includes $10,517 of acquisition-related pre-closing financing costs and one-time financial commitments (both included in interest expense and recorded in Q1). These acquisition-related transaction costs total $9,964 and $81,737, less the tax impact of $3,686 and $24,211, respectively. The per share amounts for the three and six month periods are based upon diluted weighted average shares of 108,392 and 105,963, respectively.

The three and six month periods ended June 30, 2012 include $1,500 of acquisition-related costs, less the tax impact of $532 . The per share amounts for the three and six month periods are based upon diluted weighted average shares of 97,632 and 98,442, respectively.

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CONTACT: Media, www.CBI.com; Investors, Christi Thoms, +1 832 513 1200